As filed with the Securities and Exchange Commission on May 14, 2013

Registration No. 333-104354

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-0993790
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Quaker Park, 901 E. Hector Street Conshohocken, Pennsylvania	19428-2380
(Address of Principal Executive Offices)	(Zip Code)

Quaker Chemical Corporation

2003 Director Stock Ownership Plan

(Full Title of the Plan)

Michael F. Barry

Chairman, Chief Executive Officer and President

Quaker Chemical Corporation

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(Name and Address of Agent for Service)

(610) 832-4000

(Telephone Number, Including Area Code, of Agent for Service)

Copy of all communications to:

Robert T. Traub, Esquire

General Counsel

Quaker Chemical Corporation

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(610) 832-4000

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

Quaker Chemical Corporation (the “Registrant”) registered 75,000 shares of its common stock, $1.00 par value per share (“Common Stock”) (including associated stock purchase rights, which were available at the time of registration), for issuance under the Quaker Chemical Corporation 2003 Director Stock Ownership Plan (the “2003 Plan”) pursuant to Registration Statement No. 333-104354 on Form S-8 filed with the Securities and Exchange Commission on April 7, 2003 (the “Registration Statement”). Upon shareholder approval of the Quaker Chemical Corporation 2013 Director Stock Ownership Plan (the “2013 Plan”) at the Registrant’s annual meeting of shareholders on May 8, 2013, the 2013 Plan replaced the 2003 Plan, and no further awards will be made under the 2003 Plan.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to deregister the 25,598 shares of Common Stock that have not been issued and are not subject to issuance pursuant to outstanding awards under the 2003 Plan as of the date of this Post-Effective Amendment No. 1. Accordingly, the Registrant hereby withdraws these 25,598 shares of Common Stock from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania on this 14th day of May, 2013.

QUAKER CHEMICAL CORPORATION

By:	/s/ Michael F. Barry
Michael F. Barry
Chairman of the Board, Chief Executive Officer,
President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael F. Barry Michael F. Barry	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	May 14, 2013

/s/ Margaret M. Loebl Margaret M. Loebl	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 14, 2013

/s/ George H. Hill George H. Hill	Global Controller (Principal Accounting Officer)	May 14, 2013

/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	May 14, 2013

Patricia C. Barron	Director

Donald R. Caldwell	Director

/s/ Robert E. Chappell Robert E. Chappell	Director	May 14, 2013

/s/ William R. Cook William R. Cook	Director	May 14, 2013

/s/ Mark A. Douglas Mark A. Douglas	Director	May 14, 2013

/s/ Jeffry D. Frisby Jeffry D. Frisby	Director	May 14, 2013

/s/ Robert H. Rock Robert H. Rock	Director	May 14, 2013